Exhibit 99.2

EnSync, Inc. Announces PRICING OF Public Offering of Common Stock

MILWAUKEE, WI, June 22, 2017 /PRNewswire/ – EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems (the “Company”), a leading developer of innovative distributed energy resource (DER) systems and internet of energy (IOE) control platforms for the utility, commercial, industrial and multi-tenant building markets, today announced the pricing of a firm commitment underwritten public offering of 7,150,000 shares of its common stock at a price to the public of $0.35 per share. In addition, the Company has granted the underwriter an option to purchase up to 1,072,500 additional shares of common stock to cover over-allotments, if any. The offering is expected to close on or about June 27, 2017, subject to the satisfaction of customary closing conditions.

Roth Capital Partners acted as the sole book-running manager for the offering.

The total gross proceeds of the offering are expected to be approximately $2.5 million, or $2.9 million if the underwriter exercises its over-allotment option in full. After deducting the underwriter’s discount and other estimated offering expenses payable by the Company, the net proceeds are expected to be approximately $2.1 million, or $2.4 million if the underwriter exercises its over-allotment option in full. The Company intends to use the net proceeds of the offering to fund the development of distributed energy resource projects and for working capital and general corporate purposes.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-194706) previously filed with and subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state or jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying base prospectus, can be obtained at the SEC’s website at www.sec.gov or from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

About EnSync Energy Systems

EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is creating the future of electricity with innovative distributed energy resource (DER) systems and internet of energy (IOE) control platforms. EnSync Energy ensures the most cost-effective and resilient electricity, delivered from an electrical infrastructure that prioritizes the use of all available resources, such as renewables, energy storage and the utility grid. As project developer, EnSync Energy’s distinctive engagement methodology encompasses load analysis, system design consulting, and technical and financial modeling to ensure energy systems are sized and optimized to meet our customers’ objectives for value and performance. Proprietary direct current (DC) power control hardware, energy management software, and extensive experience with numerous energy storage technologies uniquely positions EnSync Energy to deliver fully integrated systems that provide for efficient design, procurement, commissioning, and ongoing operation. EnSync Energy’s IOE control platform adapts easily to ever-changing generation and load variables, as well as changes in utility prices and programs, ensuring the means to make or save money behind-the-meter, while concurrently providing utilities the opportunity to use DERs for an array of grid enhancing services. In addition to direct system sales, EnSync Energy includes power purchase agreements (PPAs) into its portfolio of offerings, which enables electricity savings for customers and provides a stable financial yield for investors. EnSync Energy is a global corporation, with joint venture Meineng Energy in AnHui, China, and energy project development subsidiary Holu Energy in Hawaii. For more information, visit www.ensync.com.

Safe Harbor Statement

Certain information set forth in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections. Such forward-looking statements include statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business, and other risks detailed from time to time in our filings with the Securities and Exchange Commission, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Investor Relations Contact:

Lytham Partners, LLC

Robert Blum, Joseph Diaz, or Joe Dorame

(602) 889-9700

EnSync Energy Media Contact:

Michelle Montague

mmontague@ensync.com

(262) 735-5676